                              SUBLEASE AGREEMENT

     This agreement is made and entered into as of this 22nd day of November, 1994, between Arkwright Mutual Insurance Company, a Massachusetts corporation, hereinafter referred to as "Sublessor", and Caprock
Communications, a Texas corporation, hereinafter referred to as "Sublessee".

                              W I T N E S S E T H

     WHEREAS, Sublessor, as Tenant, entered into a lease with Two Galleria Tower Limited, as Lessor, dated September 11, 1989, leasing certain space in the building known as Two Galleria Tower, 13455 Noel Road, Dallas, Texas, to which lease reference is hereby made as if the same were herein set forth at length, and which lease is hereinafter referred to as the "Prime Lease";

     WHEREAS, the parties hereto have agreed that Sublessor shall sublet approximately 8,418 rentable square feet of such space to Sublessee,

     NOW, THEREFORE the parties hereby covenant and agree as follows:

     1. Sublessor shall sublet to Sublessee the 8,418 rentable square feet of the space on the nineteenth floor, shown on Exhibit "A" attached hereto and made a part hereof, for the term December 1, 1994 to April 30, 1999. Sublessee shall pay rent at a rate of $14.00 per rentable square foot per year throughout the term of the lease. Sublessee shall also be subject to its pro rata share of increases in taxes and operating expenses above base year 1994, to be paid as "Additional Rent". All such payments of rent and additional rent shall be due and payable by Sublessee in twelve (12) equal installments on the first day of each calendar month during the term of the sublease. Sublessee's rent shall be abated for the first fifteen (15) days of the December 1994 rent, resulting in a December payment due upon lease execution of $4,910.50.

     2. Sublessee shall pay a security deposit of $9,821 upon lease execution.

     3.  Sublessee shall sublease space in its "as is" condition.

     4. Sublessor warrants and represents that it has, or will, comply with the provisions of IV.5, Assignment of Sublease, contained in the Prime Lease with respect to giving notice to the Lessor under the Prime Lease of its desire to sublet, and shall, on or before occupancy by Sublessee, furnish Sublessee satisfactory evidence of the approval of Lessor under the Prime Lease to this Sublease.

     5. Sublessee shall be provided with up to twenty-seven (27) parking spaces, four (4) of which will be on the executive level, and corresponding access cards at no cost throughout the term. However, if cards are lost or stolen, Sublessee shall be subject to replacement charges under the Prime Lease.

     6. If Sublessor shall be charged for additional rent or other sums pursuant to the provisions of the Prime Lease, Sublessee shall be liable for its pro rata share of such additional rent or sums. If such rent or sums shall be due to additional use by Sublessee of electrical current in excess of Sublessee's proportionate part of additional use in the premises demised under the Prime Lease, such excess shall be paid in entirety by Sublessee. If Sublessee shall procure any additional services from the building, Sublessee shall pay for same at the rates charged therefor by lessor under the Prime Lease. If Sublessor shall receive any refund under this Article, Sublessee shall be entitled to the return of so much thereof as shall be attributable to prior payments by Sublessee.

     7. This sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease shall be applicable to this Agreement with the same force and effect as if Sublessor were the Lessor under the Prime Lease and Sublessee were the Lessee thereunder; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the Lessor against the Lessee under the Prime Lease if such breach were by the Lessee thereunder.

     8. Notwithstanding anything herein, the only services or right to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Prime Lease and that for all such services and rights Sublessee will look to the Lessor under the Prime Lease.

     9. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Lessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited.

     10. Sublessee represents that it has read and is familiar with the terms of the Prime Lease.

     11. All prior understandings and agreements between the parties are merged within this Agreement, which sets forth in entirety the understanding of the parties; and this sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change of termination is sought.

     12. The covenants and agreements contained herein shall bind and inure to the benefit of Sublessor, Sublessee, Sublessee Guarantor and their respective executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, Sublessor and Sublessee have respectively signed and sealed this sublease as of the day and year first above written.


CAPROCK COMMUNICATIONS,                ARKWRIGHT MUTUAL
AS SUBLESSEE                           INSURANCE COMPANY,
                                       AS SUBLESSOR


By: /s/ Jere W. Thompson, Jr.          By: /s/ R. Bank
    --------------------------             --------------------------
Title: President                       Title: Senior Vice President
       -----------------------                -----------------------
Date: 11/11/94                         Date: 11/22/94
      ------------------------               ------------------------

                                 [LETTERHEAD]

LEASE AGREEMENT


THE STATE OF TEXAS
COUNTY OF DALLAS


THIS LEASE AGREEMENT made and entered into on this the 25th day of January, 1989 between Two Galleria Tower Limited, a limited partnership organized under the Texas Uniform Limited Partnership Act (hereinafter called "Lessor"), whose address for purposes hereof is 2800 Post Oak Boulevard, Houston, Texas 77056-6190, and Arkwright Mutual Insurance Company (hereinafter called "Lessee").


Lessee's address for purpose hereof until commencement of the term of this Lease being 12700 Hillcrest, Dallas, Texas 75230 and thereafter being that of the "Building" (thereafter defined).


                                  WITNESSETH:

                                       1.

Leased Premises

  1. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease from Lessor those certain premises (hereinafter sometimes called the "Leased Premises") in the building known as Two Galleria Tower/13455 Noel Road (herein called the "Building") located in Dallas, Texas, such premises being more particularly described as follows: Twenty two thousand three hundred sixty nine (22,369) square feet of Net Rentable Area located on the nineteenth (19th) floor as reflected on the floor plan of such premises attached hereto and made a part hereof as EXHIBIT A.

  2. The term "Net Rentable Area" (NRA) as used herein shall refer to (i) in the case of single tenancy floor, all floor area measured from the inside surface of the outer glass or exterior wall of the Building to the inside surface of the opposite exterior wall, excluding only the areas within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, plus an allocation of the square footage of the Building's elevator and main mechanical rooms, ground level lobby and basement service area and basement support facilities for such service area and (ii) in the case of a partial floor, all floor areas within the inside surface of the outer glass or exterior wall enclosing the portion of the Leased Premises on such floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "Common Areas"), but including a proportionate part of the Common Areas located on such floor based upon the ratio which the tenant's NRA on such floor bears to the aggregate NRA on such floor plus an allocation of the square footage of the Building's elevator and main mechanical rooms, ground level lobby and basement service area and basement service area and basement support facilities for such service area. No deductions from NRA are made for columns or projections necessary to the Building. All parking facilities located within the building are excluded from NRA. The NRA in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 22,369 square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is in accordance with the terms and provisions hereof.

Term

  1. (a) Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this Lease shall continue in force for a term of One hundred twenty (120) months, beginning on the 1st day of May 1989 and ending on the 30th day of April 1999.

      (b) In the event the Leased Premises should not be ready for occupancy by said commencement date for any reason, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. This Lease Agreement shall be effective only from the time that the leased premises are ready for occupancy by Lessee which date shall be the date of commencement of the term of this lease. Should the term of this Lease commence on a date other than that specified in Paragraph 1(a) above, of Article II, Lessor and Lessee will, at the request of either, execute a declaration specifying the beginning date of the term of this Lease Agreement. In such event, rental under this Lease shall not commence until said revised commencement date, and the stated term in this Lease shall thereupon commence and the expiration date shall be extended so as to give effect to the full stated term.

Use

  2. The Leased Premises are to be used and occupied by Lessee for the purpose of office space.

Base Rental

  3. Lessee hereby agrees to pay a base annual rental (herein called "Base Rental") in the sum of ** per year. Lessee shall pay, as additional rent, all other sums of money as shall become due and payable by Lessee to Lessor under this Lease. The Lessor shall have the same remedies of default for the payment of additional rent as are available to Lessor in the case of a default in the payment of Base Rental. Such Base Rental, together with any adjustments of rent provided for herein then in effect, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial term or any extensions or renewals thereof, and Lessee hereby agrees to pay such rent to Lessor at such address as may be designated by lessor monthly in advance without demand. If the term of this Lease as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the installment of Base Rental of such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All past due installments of rent shall bear interest at the maximum lawful rate* per annum until paid. *not to exceed 18% per annum. **See Addendum Paragraph 2.

  4. The Base Rental Adjustment shall be calculated in accordance with the following:

      (a) Lessee's Base Rental includes a component applicable to Basic Costs (hereafter defined) equal to *$6.15/square foot of NRA of the Leased Premises. This amount is an estimate of Basic Costs as if the Building, Parking Garage(s) in which tenants of the Building are authorized to park from time to time, and skywalks (the "Office Project") were in operation in 1988.

      (b) Prior to the Lessee's occupancy of the Leased Premises, Lessor will provide an updated estimate of Basic Costs for the year in which occupancy occurs. If this estimate exceeds *$6.14/square foot of NRA, then Lessee's Base Rental shall be adjusted upward by the amount of this excess.

      (c) Prior to the commencement of each calendar year of Lessee's occupancy, Lessor shall provide an estimate of Basic Costs for said calendar year. Lessee shall pay a Base Rental for said calendar year adjusted upward or downward, as appropriate, by the amount of difference between the prior calendar year's estimated Basic Costs and the coming year's estimated Basic Costs.

      (d) Within 150 days or as soon thereafter as possible of the conclusion of each calendar year of the lease term, Lessor shall furnish to Lessee a statement of Lessor's Basic Costs for said lease year. A lump sum payment will be made from Lessor to Lessee for from Lessee to Lessor, as appropriate, within 30 days of the delivery of such statement equal to the difference in actual Basic Costs and estimated Basic Costs for which payments have been included in the adjusted Base Rental set forth above for the just completed year. The effect of this reconciliation payment is that lessee will pay during the lease term its share of Basic Costs increases over the original *$6.15/square foot estimate and no more.

*Notwithstanding anything to the contrary, Lessee shall only be responsible for increases in basic costs beyond base year 1989.

      (e) All increases in Basic Costs shall be paid by Lessee in the proportion which Lessee's Net Rentable Area bears to 95% of the total Net Rentable Area in the Building or to the total Net Rentable Area leased in the Building (if such total leased is greater than 95% of the total Building NRA).

  Nothing contained in this Paragraph 4 shall be construed at any time so to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Article II, Paragraph 3, of this lease.

     *To the extent expenses outlined herein and incurred for the benefit of other portions of the Complex in addition to the Office Project then the Office Project will only be billed its proportionate share of such expense.

     BASIS COSTS DEFINED

     5. "Basic Costs" as said term is used herein shall consist of all operating expenses of the Office Project, which shall be computed on the accrual basis and shall include all expenditures by Lessor to maintain and operate all facilities of the Office Project in operation from the beginning of the lease term and such additional facilities in subsequent years as may be determined by Lessor to be necessary. All operating expenses shall be determined in accordance with generally accepted accounting principals which shall be consistently applied. The term "operating expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items nor specific costs especially billed to and paid by specific tenants) of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the Office Project, including but not limited to, the following:

     *(a) Wages, salaries and all related expenses and benefits, of all employees engaged in operation and maintenance, or security of the Office Project and personnel who may provide traffic control relating to ingress and engress to and from the parking facilities which are part of the Office Project to the surrounding public streets. All taxes, insurance and benefits relating to employees providing these services shall be included.

     (b) Cost of all supplies and materials and equipment rented or used in operation and maintenance of the Office Project.

     (c) Cost of all utilities for the Office Project, including the cost of water and power, heating, lighting, air conditioning and ventilating for the Office Project (including charges to the Office Project for any such services for the Office Project provided from a central plant which also serves other parts of the Complex.

     (d) Management costs and the cost of all maintenance and service agreements for the Office Project and the equipment therein, including, but not limited to alarm service, window cleaning, security service, traffic control, janitorial service and elevator maintenance.

     (e) Cost of all insurance relating to the Office Project, including, but not limited to the cost of fire, rental abatement, casualty and liability insurance applicable to the Office Project and Lessor's personal property used in connection therewith.

     *(f) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be taxing districts or authorities presently taxing the Office Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Office Project or its operation and an allocation to the Office Project of the taxes for the service roads which serve the Complex. It is agreed that Lessee will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements which exceed those existing as of the commencement of the Lease as approved by Lessor.

     (g) Cost of repairs and general maintenance of the Office Project (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations attributable solely to tenants of the Building other than Lessee).

     (h) Amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items by including in Basic Costs annually the applicable amortization amount, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building.

     (i)  Lessor's central accounting costs applicable to the Office Project.

     (j) Any allocation of expenditures for service or operation of the Complex attributable to the Office Project, determined in accordance with generally accepted accounting principles.

     *(k) Cost of an office in the Building maintained for management of the Building.

     As used herein, the term "Complex" shall mean the Office Project and the other parts of a larger development bounded by Dallas Parkway, Alpha Road, Noel Road, and LBJ Freeway which from time to time are subject to reciprocal easement arrangements for common use of certain areas in an integrated mixed-use Complex.

     Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any year of the lease term, an adjustment shall be made in computing the Basic Costs for such year so that the Basic Costs shall be computed for such year as though the Building had been fully occupied during such year.

          Lessee at its expense shall have the right at any reasonable time within twelve months after the end of a year in which additional rental is due, to retain an independent certified public accountant to audit Lessor's books and records relating to this Lease for any year or years for which additional rental payments become due or at Lessor's sole discretion. Lessor will provide such audit prepared by a certified public accountant. If Lessee's audit reveals a discrepency by more than 5%, then Lessor shall bear the full cost of such audit.

                                     III.

SERVICES TO BE FURNISHED BY LESSOR

     Lessor covenants and agrees with Lessee: Lessor agrees to use its reasonable efforts to keep all services in good working order.

     1. To use its best efforts to cause public utilities to furnish the electricity, gas and water utilized in operating any and all facilities serving the leased premises.

     2. To provide (as part of the Basic Costs of the Office Project) security to the Building during weekends and after normal working hours during the week. Lessor shall not be liable to Lessee for losses due to theft or burglary or for damages done by unauthorized persons on the premises.

     3. To furnish (as part of the Basic Costs of the Office Project) Lessee while occupying the premises:

         (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building; central heat and air conditioning in season at such temperatures and in such amounts as are considered by Lessor to be standard, in comparison to other Class A office buildings in the North Dallas area, but such service at times during week days other than normal business hours for the Building, on Saturday afternoons, Sundays, and holidays to be furnished only upon the request of Lessee, who shall bear the entire cost thereof. (After hour HVAC charges shall be at $25.00 per hour.) However, this cost may be adjusted if Lessor's cost increases; routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard, in comparison with other Class A office buildings in the North Dallas area.

         (b) Janitor service on a five (5) day week basis at no extra charge for improvements as of the commencement date of the Lease as approved by Lessor, provided, however, if Lessee's floor coverings or other improvements are other than building standard. Lessee shall pay the additional cleaning cost attributable thereto as additional rent. Lessee shall pay said additional rent upon presentation of a statement therefor by Lessor and Lessee's failure to pay shall constitute default hereunder.

         (c) Electrical facilities to furnish sufficient power for typewriters, voice writers, calculating machines and other machines of similar low electrical consumption (total consumption not to exceed one watt per square foot of Net Rental Area per month); but not including electricity required for duplicating and electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system then the additional air conditioning installation and operating costs will be the obligation of Lessee.

         (d) All building standard fluorescent bulbs replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas and stairwells.

     Failure by Lessor to any extent to furnish these defined services, or any cessation thereof, resulting from causes beyond the reasonable control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement thereof. Should any of the equipment or machinery serving the Office Project break down, or for any cause cease to function properly, Lessee shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom. In the event the Leased premises are rendered untenantable for a period of more than five (5) business days as a result thereof rent shall be abated during such period for such portion of the Leased Premises that are not tenantable.

     KEYS AND LOCKS

     4. To furnish Lessee ten (10) keys (with more as needed be Lessee) for each corridor door entering the Leased Premises. Additional keys will be furnished at no charge by Lessor on an order signed by Lessee or Lessee's authorized representative. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises without Lessor's permission, and Lessee shall not make or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys of the Leased Premises, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

     WINDOW COVERINGS

     5. To provide window coverings as indicated in Schedule I hereto. Lessee agrees that any window covering in addition to those indicated in
Schedule I are at Lessee's cost and are subject to Lessor's written approval.

Graphics

  6. To provide and install, at Lessor's cost, all letters or numerals on doors in the Leased Premises; all such letters and numerals shall be in Building standard graphics, and no others shall be used or permitted on the Leased Premises. Lessor also agrees to provide and install, at its expense, a listing on the Building directory board.

Improvement to be made by Lessor

  7. Lessee shall comply with the Lessee improvement schedule attached hereto and made a part hereof as Schedule II. After receipt of the approved tenant pricing letter described in said Schedule II, Lessor will partition and prepare said Leased Premises in accordance therewith; however, Lessor shall not be required to install any partitions or improvements which are not in conformity with the plans and specifications for the Building or which are not approved by Lessor and Lessor's architect. It is stipulated that time is of the essence in connection with Lessee's compliance with the terms of Schedule
II. The provisions of Schedule II or payments by Lessee to Lessor for failure to comply with the provisions of Schedule II shall not alter Lessor's right to treat any such default by Lessee as a complete default under this Lease.

Peaceful Enjoyment

  8. That Lessee shall, and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Lessee pays the rental and other sums herein recited to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownerships of the Lessor's interest hereunder.

Limitation of Lessor's Personal Liability

  9. Lessee specifically agrees to look solely to Lessor's interest in the Building for the recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any other action not involving the personal liability of Lessor to respond in monetary damages from assets other than Lessor's interest in the Building or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.

Parking

  10. Lessee shall at all times during the term of this Lease lease parking rights for at least 71 regular/9 executive vehicles in the Parking Garage located adjacent to the Building. Lessee shall have the right to lease up to *5 additional parking rights during the lease term at the then prevailing market rate for parking spaces in the Garage. No specific spaces in the Parking Garage are to be assigned to Lessee but Lessor will issue to Lessee the aforesaid number of parking stickers each of which will authorize parking in the Parking Garage of a vehicle on which the sticker is displayed, or Lessor will provide a reasonable alternative means of identifying or controlling vehicles authorized to be parked in the Parking Garage. Lessor may designate the area within which each such vehicle may be parked, and Lessor may change such designations from time to time. Lessor may make, modify and enforce rules and regulations relating to the parking of automobiles in the Parking Garage, and Lessee will abide by such rules and regulations. Lessor also reserves the right to increase the size of the Parking Garage.

*71 regular and 9 executive parking spaces shall be provided at no charge for the term of the lease. The five (5) additional spaces will also be provided at no charge for the term of the lease.

  As the Basic Parking Charge, Lessee covenants and agrees to pay Lessor during the term of this Lease, as additional rental hereunder, the sum of *$45.00 per month plus any applicable Sales Tax for each of the parking stickers to be issued by Lessor as herein provided, such sum to be payable monthly in advance on the first day of each and every calendar month during the lease term, and a pro rata portion of such sum shall be payable for the first partial calendar month in the event the lease term commences on a date other than the first day of a calendar month, Lessee's obligation to pay the Parking Charge shall be considered an obligation to pay rent for all purposes hereunder and shall be secured in like manner as is Lessee's obligation to pay rent. Default in payment of such Parking Charge (after notice as hereinafter provided) shall be deemed a default in payment of rent.

                                      IV.

Lessee covenants and agrees with Lessor:

Payments by Lessee

  1. To pay all rent and sums provided to be paid to Lessor hereunder at the times and in the manner herein provided.

Repairs by Lessor

  2. Unless otherwise stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the term of this lease, except such repairs as may be required for normal maintenance operations. The obligation of Lessor to maintain and repair the Leased Premises shall be limited to building standard items. Special leasehold improvements will, at Lessee's written request, be maintained by Lessor at Lessee's costs, plus an additional charge, to cover overhead.

Repairs by Lessee

  3. At its own cost and expense, to repair and replace any damage or injury to the Building, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees or visitors; provided, however, if Lessee fails to make such repairs or replacement promptly Lessor may, at its option, make such repairs or replacements, and Lessee shall repay the cost thereof to the Lessor on demand, subject to Article V, paragraph 15.

Care of the Lease Premises

  4. Not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, to deliver up said Leased Premises to Lessor in as good condition as at date of possession by Lessee, ordinary wear and tear excepted, and upon such termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Leased Premises.

Assignment or Sublease

  5. In the event Lessee should desire to assign this Agreement or sublet the Leased Premises or any part thereof, Lessee shall give Lessor written notice of such desire at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of fifteen (15) days following receipt of such notice within which to notify Lessee in writing that Lessor elects either (1) to terminate this agreement as to the space so affected as of the date so specified by Lessee in which event Lessee will be relieved of all further obligation hereunder as to such space, or (2) to permit Lessee to assign or sublet such space, subject, however, to subsequent written approval of the proposed assignee or sublessee by Lessor which approval shall not be unreasonably withheld or delayed provided such sublessee or assign is of character consistent with other tenants in the building; if however, the rental rate agreed upon between Lessee and Sublessee is greater than the rental rate that Lessee must pay Lessor, then such excess rental shall be deemed additional rent owed by Lessee to Lessor and shall be paid by Lessee to Lessor in the same manner that Lessee pays the base rent as outlined in Section II, Paragraph 3 (such excess rental shall be due and payable to Lessor after Lessee has been reimbursed for reasonable out of pocket expenses and attorney's fees relating to the assignment or sublease) or (3) to refuse to consent which approval shall not be unreasonably withheld or delayed provided such sublessee or assign is of character consistent with other tenants in the building (with cause only) to Lessee's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Lessor should fail to notify Lessee in writing of such election within said fifteen (15) period. Lessor shall be deemed to have elected option (2) above. Excluding the Hobbs Group, if Lessor elects to exercise option (2) above, Lessee agrees to provide at its expense, direct access from such sublet space to a public corridor of the Building. No assignment or subletting by Lessee shall relieve Lessee of any obligation under this Lease. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void. Notwithstanding the foregoing, Lessee shall be entitled to assign or sublease this Lease without Lessor's prior written approval to an affiliate or subsidiary of Arkwright Mutual Insurance Company, provided however, no such assignment or sublease shall relieve Lessee of any obligation under this Lease.

Alterations, Additions, Improvements

  6. Not to permit the Leased Premises to be used for any purpose other than that stated in the use clause hereof, or make or allow to be made any alterations or physical additions in or to the Leased Premises, without first obtaining the written consent of Lessor. Any and all such alterations, physical additions, or improvements, when made to the Leased Premises by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise; provided, however, this clause shall not apply to movable equipment or furniture owned by Lessee. Lessee agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises except for machines installed for the exclusive use of employee.

Legal Use and Violations of Insurance Coverage

  7. Not to occupy or use,or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire insurance coverage on said Building and/or its contents.

LAWS AND REGULATIONS; RULES OF BUILDING

    8. To comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition and occupancy of the Leased Premises. Lessee will comply with the rules of the Building adopted by Lessor from time to time for the safety, care and cleanliness of the Leased Premises and for preservation of good order therein, all of which will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.

ENTRY FOR REPAIRS AND INSPECTION

     9. To permit Lessor or its agents or representatives to enter into with reasonable prior notice except in the case of an emergency and upon any part of the Leased Premises at all reasonable hours to inspect same, clean or make repairs, alterations or additions thereto, as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof. If the Leased premises become untenantable for a period of more than five (5) business days as a result hereof, Lessee shall be granted rental abatement during such period on such portion of Leased Premises which are untenantable until said repairs are completed.

NUISANCE

    10. To conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in his operation of the Building.

SUBORDINATION TO MORTGAGE

    11. This Lease is subject and subordinate to any first lien mortgage or deed of trust which may now or hereafter encumber the Building of which the Leased Premises form a part and to all renewals, modifications, consolidations, replacements and extentions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may request. Lessee hereby constitutes and appoints Lessor the Lessee's attorney-in-fact to execute any such certificate or instrument for and on behalf of Lessee. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust. Lessee, will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the Lessee of such successor in interest without change in the terms or other provisions of such lease, provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this lease or (ii) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

ESTOPPEL CERTIFICATE OR THIRD PARTY AGREEMENT

    12. At Lessor's request Lessee will execute either an estoppel certificate addressed to Lessor's mortgagee or a three-party agreement among Lessor. Lessee and said mortgagee certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such Mortgagee may reasonably require in connection with Lessor's financing.

NAME CHANGES

    13. That Lessor shall have the right to change the name of the Building and/or Complex or the design of construction of the building thereof whenever Lessor, in its sole discretion deems it appropriate without any liability to Lessee and without any consent of Lessee being necessary provided Lessee is given sixty (60) days notice of such name change or construction.

                                      V.

Lessor and Lessee mutually covenant and agree as follows:

CONDEMNATION AND LOSS OR DAMAGE

     1. If the Leased Premises shall be taken or condemned for public purpose to such an extent as to render the Leased Premises untenantable this lease shall, at the option of either party, forthwith cease and terminate. All proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Lessor.

DAMAGES FROM CERTAIN CAUSES

     2. Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair or alternation of any part of the Building, or failure to make any such repairs. If the Leased premises are made untenantable for a period of more than five (5) business days from a result of an occurrence of this paragraph, Lessee shall receive rental abatement during such period on such portion of the Leased Premises which are untenantable until the Leased Premises are again tenantable.

LESSOR'S RIGHT TO RELET

     3. The Lease Premises will not be considered abandoned as long as rent is being paid. In the event of default by Lessee in any of the terms or covenants of this Lease or in the event the Leased Premises are abandoned by Lessee, Lessor shall have the right, but not the obligations, to relet same for the remainder of the term provided for herein; and if the rent received through such reletting does not at least equal the rent provided for herein, Lessee shall pay and satisfy any deficiency between the amount of the rent so provided for and that received through reletting, and, in addition thereto, shall pay all reasonable expenses incurred in connection with any such reletting, including, but not limited to, the reasonable cost of renovating, altering and decorating for a new occupant. Nothing herein shall be construed as in any way denying Lessor the right in the event of abandonment of said premises of other breach of this agreement by Lessee, to treat the same as an entire breach and at Lessor's option to immediately sue for the entire breach of this agreement and any and all damages which Lessor suffers thereby.

HOLDING OVER

     4. In the event of holding over by Lessee after expiration or termination of this Lease without the written consent of Lessor, Lessee shall pay as liquidated damages 150% rent for the entire holdover period. No holding over by Lessee after the term of this Lease shall operate to extend the Lease, in the event of any unauthorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other lessee to whom Lessor may have leased all or any part of the premises covered hereby effective upon the termination of this Lease. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

FIRE CLAUSE

     5. In the event of a fire in the Leased Premises, Lessee shall immediately give notice thereof to Lessor. If the Leased Premises, through no fault or neglect of Lessee, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable, the rental herein shall abate thereafter until such time as the Leased Premises are made tenantable as determined by Lessor. In the event of the total destruction of the Leased Premises without fault or neglect of Lessee, its agents, employees, invitees or visitors, or if from such cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rent owed up to the time of such destruction or termination shall be paid by Lessee and thenceforth this lease shall cease and come to an end.

ATTORNEY'S FEES

     6. In the event Lessee or Lessor makes default in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor or Lessee places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, Lessee or Lessor agrees to pay the prevailing party's reasonable attorney's fees.

ALTERATION

     7. This agreement may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

ASSIGNMENT BY LESSOR

     8. Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligation hereunder and in the Building and property referred to herein, and in such event and upon its transferee's assuming Lessor's obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of Paragraphs 8 and 9 of Article III hereof) no further liability or obligation shall thereafter accrue against Lessor hereunder.

DEFAULT BY LESSEE

     9. If default shall be made in the payment of any sum to be paid by Lessee under this Lease, and default shall continue for ten (10) days, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform, and such default shall continue for twenty (20) days, or if the interest of Lessee under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity; or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon (The Leased Premises shall not be considered as abandoned as long as rent is being paid.) the Leased Premises during the term of this Lease or any renewals or extensions thereof, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing) and thereupon, at Lessor's option, may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

or five (5) days after receipt of written notice by Lessee, such notice being delivered by Lessor on the eleventh (11th) day after rent is not received, and such notice shall not be required of Lessor more than twice per annum

          (a) Lessor may terminate this Lease and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises,
(ii) the unpaid rent earned at the time of termination, plus interest thereon at the maximum lawful rate per annum from the due date, (iii) the balance of the rent for the remainder of the term less the fair market rental value of the Leased Premises for said period and (iv) any other sum of money and damages owed by Lessee to Lessor.

     (b) Lessor may terminate Lessee's right of possession (but not the Lease) and may repossess the Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may but shall be under no obligation to do so, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to Leased Premises that may be necessary or convenient, and (i) if Lessor shall fail or refuse to relet the Leased Premises, or (ii) if the same are relet and a sufficient sum shall not be realized from such reletting after paying the unpaid basic and additional rent due hereunder earned but unpaid at the time of reletting plus ten per cent per annum thereon, the cost of recovering possession, and all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rental reserved in this lease for such period or periods, or if the leased premises have been relet, the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this
Article V, Paragraph 9(b) from time to time; and that no delivery to or recovery of any portion due Lessor hereunder shall be any defense in any action to recover any amount not therefore reduced to judgment in favor of Lessor, nor shall such reletting be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention be given by Lessor to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

     NON-WAIVER

     10. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity. Lessor agrees to disclose to Lessee within sixty (60) days any default after it comes to Lessor's attention.

     CASUALTY INSURANCE

     11. Lessor shall maintain fire and extended coverage insurance on the portion of the Building constructed by Lessor, including additions and improvements by Lessee which are required to be made by Lessee by this Lease and which have become or are to become the property of Lessor upon vacation of the Leased Premises by Lessee. Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts and with deductibles desired by Lessor and at the expense of Lessor and payments for losses thereunder shall be made solely to Lessor. Lessee shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and on all additions and improvements made by Lessee and not required to be insured by Lessor above. If the annual premiums to be paid by Lessor shall exceed the standard rates because Lessee's operations, contents of the Leased Premises, or improvements with respect to the Leased Premises beyond building standard, result in extra hazardous exposure, Lessee shall promptly pay the excess amount of the premium upon request by Lessor.

     LIABILITY INSURANCE

     12. Lessor shall, at its expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before due date, issued by and binding upon some solvent insurance company, such insurance to afford minimum protection of not less than Three Hundred Thousand Dollars ($300,000,000) in respect of personal injury or death in respect to any one occurrence, and of not less than One Hundred Thousand Dollars ($100,000,000) for property damage in any one occurrence.

     HOLD HARMLESS

     13. Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its servants or employees, and Lessor agrees to indemnify and hold Lessee harmless from all claims for such damage. Lessor shall not be liable to Lessee, or to Lessee's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessee, its agents, servants or employees, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage.

     WAIVER OF SUBROGATION RIGHTS

     14. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the premises hereby demised, or any improvements thereto, or said Building of which the Leased Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies referred to in Article V, Paragraph II, hereof, regardless of cause or origin including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party. This waiver of subrogation provision shall be effective to the full extent, but only to the extent, that the same does not impair the effectiveness of insurance policies of Lessor and Lessee.

     NOTICE

     15. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified in this Lease Agreement*, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Lessee hereby appoints as an agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Leased Premises at the time, and if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Leased Premises.

     NO JOINT VENTURE

     16. This Lease shall not be deemed or construed to create or establish any relationship (other than that of the landlord and tenant) or partnership or joint venture or similar relationship or agreement between Lessor and Lessee hereunder.

     *provided a duplicate of such notice or notices shall simultaneously be mailed by certified or registered mail, return receipt requested to:
Arkwright Mutual Insurance Company, C/O Assistant Property Manager, 225 Wyman Street, Waltham, Mass. 02254-9198 or such other address as Lessee may designate by written notice to Lessor and if no person shall be in charge or occupy the same then such service may be made by attaching same on the main entrance of the premises, provided a duplicate of such notice or notices be simultaneously mailed by certified or registered mail, return receipt to the address indicated above.

     This Lease shall be binding upon and inure to the benefit of the successors and assigns of the Lessor, and shall be binding upon and inure to the benefit of Lessee, its successors, and, to the extent assignment may be approved by Lessor hereunder, Lessee's assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

     All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Lease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

     IN TESTIMONY WHEREOF, the parties hereto have executed this lease as of the date aforesaid.


Two Galleria Tower, Limited
  a Texas limited partnership

  By: 2GT Associates, Ltd.
      a Texas limited partnership,
      the general partner

      By: Two HDG Ltd.,
          a Texas limited partnership,
          the general partner

          By: Gerald D. Hines Interests, Ltd.
              a Texas limited partnership,
              the general partner

              By: Hines Consolidated Investments, Inc.
                  a Texas corporation,
                  the general partner

                  By:  /s/ ILLEGIBLE
                     ----------------------------------



                                      LESSOR

                        ARKWRIGHT MUTUAL INSURANCE COMPANY
                        ----------------------------------


                        By: /s/ A. D. Alexander
                           -------------------------------
                                       LESSEE


    (The attached Addendum is made a part of this Lease for all purposes.)

                       SCHEDULE I TO LEASE AGREEMENT
                BETWEEN TWO GALLERIA TOWER LIMITED ("LESSOR")
                                     AND


                      ARKWRIGHT MUTUAL INSURANCE COMPANY
                      ----------------------------------
                                  ("LESSEE")


SCHEDULE OF STANDARD IMPROVEMENTS (quantities notwithstanding) are defined to include:


PARTITIONS

One (1) lineal foot of building standard type II partition per twelve (12) square feet of Net Rentable Area leased outside the core area in the case of a full floor tenant and the area within the demising walls for a tenant on a partial floor (the "Useable Area"). All required partitions will be 5/8" gypsum board, painted with building standard colors to be provided by Landlord.

CEILINGS

Fissured type mineral fiber acoustical ceiling tile, 12"x 12"x 5/8" thick mechanically suspended on a concealed grid throughout the Leased Premises.

LIGHTING FIXTURES

One (1) 2' x 4' recessed 3 tube fluorescent lighting fixture with anodized aluminum parabolic shaped louvers, including initial lamping, per seventy-five (75) square feet of Useable Area.

DUPLEX ELECTRIC OUTLETS

One (1) duplex wall-mounted convenience outlet for each one hundred-twenty
(120) square feet of Useable Area.

TELEPHONE OUTLETS

One (1) telephone wall outlet for each two hundred ten (210) square feet of Useable Area.

FLOOR COVERING

Building standard commercial grade carpeting throughout the Leased Premises.

DOORS

One (1) full height, solid core door with a metal frame and lever handle latch set hardware per three hundred (300) square feet of Useable Area.

LIGHT SWITCHES

One (1) single pole light switch for each three hundred (300) square feet of Useable Area. Group switching will be provided in open areas.

WINDOW COVERINGS

One inch horizontal aluminum slat mini-blinds for exterior windows throughout the Leased Premises.

FIRE SPRINKLER HEADS

Ceiling mounted fire sprinkler heads throughout the Leased Premises to conform with light hazard occupancy for protection system design criteria up to one sprinkler per 125 square feet of Usable Area.

                       SCHEDULE II TO LEASE AGREEMENT
                BETWEEN TWO GALLERIA TOWER LIMITED ("LESSOR")
                                      AND

                       ARKWRIGHT MUTUAL INSURANCE COMPANY
                                   ("LESSEE")

PART A. PROCEDURE FOR DESIGN PREPARATION, PRICING APPROVAL, AND CONSTRUCTION OF THE LEASED PREMISES.

  1. Lessee will deliver to Lessor no later than February 20, 1989 a detailed space plan together with the other drawings, information and written instructions required in Part B below for any and all improvements desired by Lessee in the leased premises (herein called "Lessee's Space Plan").

  2. Upon receipt of the Lessee Space Plan, Lessor will review the same to confirm that it conforms to the requirements listed in Part B below. In the event the Lessee Space Plan does not conform to the requirements of Part B below Lessor will return the Lessee Space Plan to Lessee for corrections. Lessee will deliver a corrected Lessee Space Plan to Lessor no later than ten
(10) days after the initial Lessee Space PLan has been returned to Lessee by Lessor.

  3. After Lessor has received the final, mutually approved Lessee Space Plan, Lessor shall promptly cause working drawings (hereafter called "Lessee Working Drawings") of the improvements to be prepared and shall deliver them to the Lessee for its review and approval.

  4. Lessee shall deliver to Lessor written approval of the Lessee Working Drawings no later than seven (7) days after Lessee receives the Lessee Working Drawings and by said approval Lessee shall acknowledge that said drawings correctly depict the proper layout and design for any and all improvements desired by the Lessee for the leased premises.

  In the event the Lessee Working Drawings vary in design from the Lessee Space Plan, and if Lessee gives Lessor written notice within seven (7) days thereof, Lessor shall promptly cause the Lessee Working Drawings to be corrected and Lessee will approve said corrected Working Drawings within five
(5) days of receipt.

  5. Upon receipt of Lessee's approval of the Lessee Working Drawings, Lessor agrees to promptly price the cost of constructing the improvements in accordance with the Lessee Working Drawings, and to furnish Lessee a tenant pricing letter. Lessee agrees to promptly review the tenant pricing letter and to return the tenant pricing letter, approved and executed by Lessee, within ten (10) days after receipt of the tenant pricing letter. It is recognized that Lessee may order changes in design to effect cost reductions after receipt of the tenant pricing letter. In that event, the provisions of paragraph 6 shall apply.

  6. Should Lessee order changes in the work after approval of Lessee's Working Drawings or during construction, or fail to deliver Lessee's Space Plan or approved Lessee Working Drawings and tenant pricing letter as scheduled, Lessee shall pay to Lessor for additional expenses which will be incurred by Lessor because of inability to proceed with the work as scheduled, one day's rent on the Leased Premises for each day beyond the scheduled delivery date and/or delivery dates specified in Schedule II, plus charges for additional architectural and coordination time resulting from these changes or delays. Such additional rent and charges shall be paid by Lessee to Lessor within fourteen (14) days after receipt of Lessor's invoice thereof. Payment of such sums shall not alter Lessor's right to pursue Lessor's other remedies for default by Lessee under the Lease.

  7. Lessor agrees to install partitions and improvements in the quantity allowed in Schedule I within the period of time between the dates shown in the Lease for (1) Commencement Date in Article II, paragraph 1, and (2) the dates of delivery of Lessee's Space Plans and various approvals by Lessee in this Schedule II, subject to extension for any reason beyond Lessor's reasonable control and for any Lessee delay.

PART B. MINIMUM INFORMATION REQUIRED OF LESSEE SPACE PLAN

FLOOR PLANS INDICATING

  1.  Location and type of all partitions.

  2. Location and types of all doors -- indicate hardware and provide keying schedule.

  3. Location and type of glass partitions, windows and doors -- indicate framing if not building standard.

  4. Location of telephone equipment room accompanied by an approval of the telephone company.

  5.  Indicate critical dimensions necessary for construction.

  6. Location of all building standard electrical items -- outlets, switches, telephone outlets. (Building standard lighting will be determined by building architect.)

  7. Location and type of all non-building standard electrical items including lighting.

  8. Location and type of equipment that will require special electrical requirements. Provide manufacturers specifications for use and operation.

  9. Location, weight per square foot and description of any exceptionally heavy equipment, filing system, library and etc., exceeding 50 psf live load.

  10.  Requirements for special air conditioning or ventilation.

  11.  Type and color of floor covering.

  12.  Location, type and color wall covering.

  13. Location, type and color of building standard and non-building standard paint or finishes.

  14.  Location and specifications of all sinks and plumbing.

  15.  Location and specifications of kitchen equipment.

  16.  Plans must conform to the City of Dallas Building Fire Codes.

DETAILS SHOWING:

  1. All millwork with verified dimensions and dimensions of all equipment to be built-in.

  2.  Corridor entrance.

  3. Bracing or support of special walls, glass partitions, and live loads exceeding 50 psf, etc., if desired. If not included with the space plan, the building architect will design, at Lessee's expense, all support or bracing required.

                        ADDENDUM TO LEASE AGREEMENT

1. Lessee shall pay at lease signing the first four month's rent in the amount of $29,527.08.

2. Reference Section II, page 2, paragraph 3 of the Lease Agreement. Annual Base Rental shall be as follows:

     Months 1 - 8      $ 3.96 per square foot of NRA
     Months 9 - 20       9.50 per square foot of NRA
     Months 21 - 36     16.00 per square foot of NRA
     Years 4 - 7        17.00 per square foot of NRA
     Years 8 - 10       18.00 per square foot of NRA

3. Lessee shall be granted a $2.00 per square foot of NRA moving allowance, payable within thirty (30) days following occupancy by Lessee.

4. Lessee shall be granted a $15.00 per square foot of NRA construction allowance (the "Construction Allowance") for demolition and buildout.
     In the event such demolition and buildout costs exceed the Construction Allowance (the "Excess Costs") such Excess Costs, not to exceed $5.00 per square foot of NRA, shall be paid by Lessee as additional Base Rental to yield a fully amortized 10% (ten percent) return to the Lessor on the Excess Costs from the 21st through the 120th month of the Lease term. If the Construction Allowance is not completely utilized in demolition and buildout, any remaining monies ("Savings") will be applied as a Base Rental reduction based on a 10% discount rate from the 21st through the 120th month of the Lease term. Such increase or decrease (as the case may be) in Base Rental shall be calculated as follows (the "Base Rental Adjustment Formula"): For each $1.00 per square foot of NRA of Excess Costs or Savings, as the case may be, the Base Rental rate shall be increased or decreased by $.21 per square foot of NRA per year from the 21st through the 120th month of the Lease term. Such increase or decrease in the Base Rental rate shall be proportional to the ratio of the Excess Costs or Savings, as the case may be, per square foot of NRA to $1.00 per square foot of NRA.

5. As long as Lessee is not in default in the performance of its covenants under this lease, Lessee is hereby granted the option to renew the term of this Lease for a period of five (5) additional years ("Renewal Term"), to commence at the expiration of the term of this Lease. Lessee shall exercise its option to renew by delivering written notice of such election to Lessor at least nine (9) months prior to the expiration of the term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (a) the Base Rental and Parking Charge during the Renewal Term shall be at the prevailing market Base

     Rental and Parking Charge (similarly defined) at the time the Renewal Term commences. However, in no event shall such Base Rental be less than Lessee's Base Rental plus all increases for Base Rental Adjustments in effect for the calendar year in which the Renewal Term commences; (b) Lessee shall have no option to renew this Lease beyond the expiration of the Renewal Term; (c) Lessee shall not have the right to assign its renewal rights to any sublessee of the Leased Premises or assignee of the Lease, excepting any subsidiary or associate company; and (d) the leasehold improvements will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences. Although not required, if Lessor and Lessee mutually agree on a finish out allowance, such allowance will be amortized over the renewal term at twelve percent (12%) interest.

6. Lessee shall have the right to submit three construction bids from contractors previously approved by Lessor in addition to the bids received by Lessor. If Lessee's contractor has the lowest responsible bid; Lessee shall be allowed to use that contractor, provided such contractor uses Lessor's required subcontractors for the electrical, mechanical and plumbing work. Lessor's subcontractors for said electrical, mechanical and plumbing work must have submitted a bid within 7% of Lessee's most competitive bid.

7. Lessee shall be granted a $1.75 per square foot of NRA space planning allowance for the initial 22,369 square feet payable upon receipt of invoice from Lessee. Any unused monies shall be credited toward Base Rental over the term of the Lease in accordance with the Base Rental Adjustment Formula for Savings.

8. Lessor shall pay the initiation costs only for seven (7) Fitness memberships to the University Club.

9. Lessor shall complete a construction "punch list" within ten (10) days of Lessee's occupancy of the Lease Premised. Lessor agrees to use reasonable efforts to complete all work outlined on said punch list within thirty (30) days after completion of the punch list, provided there are no change orders requested by Lessee which would cause delays beyond the 30 days.

10. As long as Lessee is not in default in the performance of its covenants under this Lease, Lessee shall have a one time option to terminate this Lease (the "Termination Option") effective as of the expiration of the sixtieth (60th) calendar month of the term of this Lease, provided Lessee notifies Lessor in writing on or before the expiration of the fifty first (51st) calendar month of the term of this Lease of such intent and such notice is accompanied by a cashier's or certified check made payable to Lessor in the amount of the Termination Payment (hereinafter defined). As used herein, the term "Termination Payment" means the sum of $475,000.00 with respect to the original 22,369 square feet of NRA of the Leased Premises; provided, however, (i) in the event the Leased Premises, at the time of the exercise of the Termination

     Option, exceeds 22,369 square feet of NRA, the Termination Payment shall be increased by a sum equal to Lessor's unamortized Lease Costs (hereinafter defined) for such additional NRA. As used herein, the term "Lease Costs" mean all costs incurred by Lessor in connection with such additional NRA, including without limitation, all finishout costs and lease commissions (both external and internal) plus 12% (twelve percent) per annum self amortizing return from date of expenditure through the original expiration date of this Lease on such costs; and (ii) in the event the Base Rental, at the time of the exercise of the Termination Option, has been adjusted by the Base Rental Adjustment Formula pursuant to paragraph 4 or 7 of this Addendum, the Termination Payment shall be adjusted by a sum equal to the unamortized Excess Costs or Savings, as the case may be based on a 10% return to the Lessor.

11. If Lessee does not exercise the Termination Option at the end of the fifty first (51st) month of occupancy as set out above, Lessee shall be granted an additional $55,922.50 refurbishment allowance upon written request to Lessor.

12. Lessor hereby grants Lessee an ongoing "Right of First Refusal", on all or part of the 20th floor of Two Galleria Tower as outlined on attached Exhibit C (approximately 22,248 square feet of net rentable area) which shall be available August 1, 1991, subject to Southland Corporation NOT exercising its renewal option. If Southland Corporation's lease agreement terminates for any reason prior to August 1, 1991, the Right of First Refusal space shall become available as of such termination or November 1, 1990, whichever is later, but in no event shall the space be available prior to November 1, 1990 to any other tenant. Lessee is also granted ongoing Rights of First Refusal on approximately 2,500 square feet of NRA on the 4th floor (Exhibit D) and 4,335 square feet of NRA on the 5th floor (Exhibit E) which are currently vacant. Provided Lessee is not in default, Lessee may exercise the Right of First Refusal upon the following terms:

     a. The lease term for such Right of First Refusal area shall be coterminous with the expiration date of this Lease Agreement.

     b. After written notification from Lessor to Lessee that Lessor has another lessee desirous of leasing said space, Lessee shall have seven (7) days or five (5) working days after receipt from an overnight carrier, whichever is greater, to exercise its Right of First Refusal by giving written notice to Lessor of its intent to exercise said option.

     c. The Base Rental for the Right of First Refusal space leased by Lessee shall be at the same Base Rental then in effect per the schedule outlined in paragraph 2 of this Addendum plus all Base Rental Adjustments in effect pursuant to the Lease if exercised before the 61st month of the lease term. Thereafter, the Base Rental shall be at the then prevailing market rate, but in no event shall such Base Rental be less than Lessee's Base Rental per the schedule outlined in paragraph 2 of this Addendum plus all Base Rental Adjustments In effect pursuant to this Lease.

     d. In the event Lessee exercises a Right of First Refusal pursuant to the terms hereof, Lessee shall be granted a $15.00 per square foot of NRA improvement allowance if additional space is leased within the first 3 years of Lessee's lease term and $12.00 per square foot of NRA if exercised during years 4 and 5 of the lease term. Right of First Refusal space shall be taken on an "as is" basis anytime thereafter. Although not required, if Lessor and Lessee mutually agree on a finish out allowance after year 5 of the lease term, such allowance will be amortized over the remaining lease term at twelve percent (12%) interest.

          Any additional improvement dollars expended by Lessor on Right of First Refusal space during the first five years of lease term shall be paid by Lessee as additional Base Rental by fully amortizing the additional costs at 12% over the original lease term.

     e. Lessor shall not be liable for failure to give possession of said Right of First Refusal Space by reason of the holding over or retention of possession of any previous lessee, lessees or occupants of same, nor shall such failure impair the validity of this Lease, nor extend the term hereof, but the rent for such Right of First Refusal Space shall be abated until possession thereof is delivered to Lessee. However, Lessor does covenant that it will use reasonable diligence to deliver possession of such Right of First Refusal Space to Lessee in a timely manner.

     f. Each ongoing Right of First Refusal shall terminate when said lease premises are leased to another lessee or upon the termination of Lessee's Lease Agreement, whichever occurs first.

     g. The Right of First Refusal shall apply only to each Right of First Refusal space in its entirety as offered to another potential lessee, and not to any lesser portion thereof unless Lessor is willing to lease a lesser portion thereof to such other lessee, in which event the Right of First Refusal shall apply to such lesser portion.

     h. Lessee shall be granted free parking at the ratio of 1 space per 280 square feet of NRA for the Right of First Refusal space if such space is taken during the first five (5) years of the lease term. Anytime after the fifth year of occupancy, parking shall be provided at the then prevailing market rate at the same ratio as stated above.

13. Lessor agrees that it will not extend a sublessee of Southland Corporation which may occupy said 20th floor lease premises beyond August 1, 1991. However, if Southland Corporation chooses to renew its lease term under renewal rights presently contained in their lease for its own occupancy or that of one of its subsidiaries or sublessees, Lessor must honor the renewal.

14. (Reference Section IV, page 7, paragraph 11.) Lessor warrants and represents to Lessee that as of the date hereof, the Building is not subject to any lien or encumbrance except: (1) lien for taxes not yet due and payable and (2) easements not containing any power of sale or right of foreclosure. This Lease shall automatically become subject and subordinate to any first lien mortgage or deed of trust ("Lessor's Mortgage") which may hereafter encumber the Building of which the Leased Premises form a part and to all renewals, modifications, consolidations, replacements and extensions thereof provided that Lessor and the mortgagee or lender ("Lessor's Mortgagee") shall have executed and delivered to tenant a Recognition, non-disturbance and attornment agreement in form and substance reasonably acceptable to Lessee. Such agreement at a minimum shall provide that notwithstanding any enforcement by the trustee or the beneficiary under Lessor's Mortgage, that Lessee's occupancy of the Lease Premises shall not be disturbed so long as Lessee is not in default under this Lease. In the event of the enforcement by the trustee or Lessor's Mortgagee, the successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this lease, (ii) such other unperformed obligations of Lessor only requiring Lessor to pay Lessee a sum of money (for example, return of an overcharge of additional rent), or (iii) any amendment or modification of this Lease made (a) after the date Lessee is informed in writing of the name and address of Lessor's Mortgagee, and (b) without the written consent of such trustee or such beneficiary or such successor in interest. However, Lessor's Mortgagee shall be responsible for non-monetary obligations (i.e. maintenance) of Lessor yet to be performed by Lessor at the time Mortgagee enforces its right under the mortgage or deed of trust.

Signed for Identification:


/s/ Illegible
----------------------------------
Lessor


/s/ A.D. Alexander
----------------------------------
Lessee

                          FIRST AMENDMENT TO LEASE AGREEMENT

     This First Amendment to Lease Agreement (the "Amendment") is made and entered into as of the 17th day of March, 1989 by and between Two Galleria Tower Limited ("Lessor") and Arkwright Mutual Insurance Company ("Lessee").

                                       RECITALS

     A. Lessor and Lessee entered into that certain Lease Agreement (the "Lease") dated January 25, 1989, covering approximately 22,369 square feet of Net Rentable Area on the 19th floor of the building known as Two Galleria Tower, 13455 Noel Road, Dallas, Texas (the "Leased Premises").

     B. The cost of construction of the Leased Premises exceeded the Construction Allowance by the sum of $1.20 per square foot of Net Rentable Area.

     C. Lessor and Lessee desire to adjust the Base Rental for the Leased Premises pursuant to the Base Rental Adjustment Formula as set out in paragraph 4 of the Addendum to the Lease.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. The capitalized terms used herein shall have the same meaning as ascribed to them in the Lease.

     2. In accordance with the Base Rental Adjustment Formula set out in paragraph 4 of the Addendum to the Lease, the Base Rental 88 provided in paragraph 2 of the Addendum to the Lease is hereby amended by increasing the Base Rental by the sum of $.25 per square foot of Net Rentable Area for months 21 through 120 of the Lease Term. The increased annual Base Rental for such period shall be as follows:

     Months 21 through 36         $16.25 per square foot of NRA

     Years 4 through 7            $17.25 per square foot of NRA

     Years 8 through 10           $18.25 per square foot of NRA

     3. Except as hereby expressly amended, the Lease shall continue in full force and affect.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment in multiple original counterparts as of the date and year first above written.

     LESSOR:

     Two Galleria Tower Limited,
     a Texas limited partnership

     By:  Two GT Associates, Ltd.,
          a Texas limited partnership,
          the general partner

          By:  Two HDG, Ltd.,
               a Texas limited partnership,
               the general partner

               By:  Gerald D. Hines Interests, Ltd.,
                    a Texas limited partnership,
                    the general partner

                    By:  Hines Consolidated Investments, Inc.,
                         a Texas corporation,
                         the general partner


                         By: /s/ Illegible
                            ------------------------------------

     LESSEE:

     Arkwright Mutual Insurance Company,
     a _____________________ corporation


     By: /s/ A. D. Alexander
        ---------------------------------
     Title: Sr. VP & Area Mgr
           ------------------------------

                                       -2-